Exhibit 1.14

SCC619
(02/03)

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

ARTICLES OF INCORPORATION
OF A VIRGINIA STOCK CORPORATION

     The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1.	The name of the corporation is:

[INSERT NAME]

2.	The number (and classes, if any) of shares the corporation is authorized to issue is (are):

Number of shares authorized	Class(es)
5000 $1.00 par value	Common

3.	A. The name of the corporation’s initial registered agent is

C T Corporation System

     B. The initial registered agent is (mark appropriate box):

(1)	an individual who is a resident of Virginia and
	☐	an initial director of the corporation.
	☐	a member of the Virginia State Bar.

OR

(2)	☑	a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

4.	A. The corporation’s initial registered office address, which is the business office of the initial registered agent, is:

4701 Cox Road, Suite 301	Glen Allen	,VA	23060-6802,

(number/street)	(city or town)		(zip code)

B.	The registered office is physically located in the ☐ city or ☑ county of

Henrico.

5.	The initial directors are:

NAME(S)	ADDRESS(ES)
Benjamin P. Butterfield	700 N.W. 107th Avenue
Miami, Florida 33172
Steven E. Lane	10707 Clay Road
Houston, Texas 77041
L. Christian Marlin	700 N.W. 107th Avenue
Miami, Florida 33172

6.	INCORPORATOR(S):

SIGNATURE(S)	PRINTED NAME(S)

Telephone number (optional):

See instructions on the reverse.

ARTICLES OF INCORPORATION
OF [INSERT NAME]

7.	The power to alter, amend or repeal the By-laws of this corporation shall be vested in each of the Board of Directors and the shareholders of this corporation. The shareholders of this corporation may amend or adopt a by-law that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by law.

8.	This corporation shall indemnify any officer or director, or any former officer or director, of this corporation to the fullest extent permitted by law.

9.	This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

INCORPORATOR: